Exhibit 23.3

Bankers Court
700, 850 – 2nd Street SW
Calgary AB T2P 0R8
Canada

Tel: 403-267-1700
Fax: 587-774-5398
www.deloitte.ca

September 11, 2012

Magnum Hunter Resources Corporation

777 Post Oak Blvd, Suite 650

Houston, TX 77056

Dear Sirs/Mesdames:

RE: Letter of consent

As independent petroleum consultants, we hereby consent to the inclusion of the references in the Prospectus Supplement to the Registration Statement on Form S-3 (File No. 333-174879) of Magnum Hunter Resources Corporation(the “Company”) to be filed on September 11, 2012, and in any Prospectus Supplement related to such Registration Statement, concerning our role as an auditor with respect to the Company’s internal estimates with respect to its Canadian and North Dakota oil and natural gas reserves as of June 30, 2012. We also consent to the references to our firm contained in such Prospectus Supplement(s), including under the caption “Experts”.

Yours truly,

/s/ Douglas S. Ashton, P. Eng.
Douglas S. Ashton, P. Eng.
Associate Partner
Deloitte & Touche LLP

Calgary, Alberta, Canada

/jk